Exhibit 10.3

FORM OF SHAREHOLDERS’ AGREEMENT

by and between

FMC CORPORATION

and

LIVENT CORPORATION

Dated as of [—]

TABLE OF CONTENTS

PAGE
ARTICLE I
DEFINITIONS

Section 1.01. Certain Definitions	1

ARTICLE II
GOVERNANCE MATTERS

Section 2.01. Charter; By-Laws	3
Section 2.02. Board Representation	3
Section 2.03. Exemption from Corporate Governance Rules	3

ARTICLE III
MATTERS RELATED TO THE OPERATION OF THE LITHIUM BUSINESS

Section 3.01. No Restriction on Competition	3
Section 3.02. Non-Solicitation; No-Hire	4
Section 3.03. Additional Covenants	4
Section 3.04. Directors’ and Officers’ Insurance	6

ARTICLE IV
FINANCIAL COVENANTS AND INFORMATION RIGHTS

Section 4.01. Disclosure and Financial Controls	6
Section 4.02. Information Rights	9
Section 4.03. Press Releases	10
Section 4.04. Cooperation on Parent Filings	10
Section 4.05. Auditors and Audits; Annual Statements and Accounting	11

ARTICLE V
ADDITIONAL TERMS

Section 5.01. Applicability of Rights in the Event of an Acquisition of the Company	13
Section 5.02. Termination	13
Section 5.03. Confidentiality	14
Section 5.04. Transfer of Parent’s Rights	15
Section 5.05. Interpretation; Incorporation of Terms by Reference	15

FORM OF SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT, dated as of [—], is by and between FMC CORPORATION, a Delaware corporation (“Parent”) and LIVENT CORPORATION, a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, Parent beneficially owns approximately [—] percent ([—]%) of the issued and outstanding Company Common Stock, and the Company is a part of Parent’s “affiliated group” of companies for federal income tax purposes as of the date hereof;

WHEREAS, the Company has issued shares of Company Common Stock to the public in an initial public offering (the “IPO”) pursuant to a registration statement on Form S-1 (the “IPO Registration Statement”) under the Securities Act;

WHEREAS, after the IPO, Parent may transfer shares of Company Common Stock to stockholders of Parent by means of one or more distributions by Parent to its stockholders of shares of Company Common Stock, one or more offers to stockholders of Parent to exchange their Parent Common Stock for shares of Company Common Stock (any combination thereof, the “Distribution”), or, alternatively, Parent may effect a disposition of its Company Common Stock pursuant to one or more public or private offerings, equity for debt exchanges or other similar transactions, or Parent (or its transferees) may continue to hold its interest in shares of Company Common Stock; and

WHEREAS, the parties desire to enter into this Agreement to set forth their agreements regarding the relationship between Parent, the Company and their respective Subsidiaries following the IPO.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Definitions. For the purposes of this Agreement the following terms shall have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“Agreement” means this Shareholders’ Agreement, including all of the schedules and exhibits hereto.

“Applicable Period” has the meaning set forth in Section 4.01.

“By-Laws” has the meaning set forth in Section 2.01.

“Charter” has the meaning set forth in Section 2.01.

“Company” has the meaning set forth in the preamble hereto.

“Company Auditors” has the meaning set forth in Section 4.05(a).

“Company Directors” has the meaning set forth in Section 2.02(a).

“Company Public Documents” has the meaning set forth in Section 4.02(a).

“Disclosing Party” has the meaning set forth in Section 5.03(a).

“Distribution” has the meaning set forth in the recitals.

“Financial Reporting Timeline” means Parent’s standard financial reporting timeline, as in effect as of the Separation Date or as modified by Parent thereafter (with notice to the Company), for the provision of consolidated financial information and financial statements to be included in Parent’s Form 10-Q, 10-K or other document to be filed with the SEC, as applicable.

“Financial Statements” has the meaning set forth in Section 4.01(d).

“IPO” has the meaning set forth in the recitals.

“IPO Registration Statement” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the preamble hereto.

“Parent Auditors” has the meaning set forth in Section 4.05(b).

“Parent Financial Statements” has the meaning set forth in Section 4.01(f).

“Parent Public Filings” has the meaning set forth in Section 4.04.

“Parent Transaction” has the meaning set forth in Section 5.03(d).

“Parent Transferee” has the meaning set forth in Section 5.04.

“Receiving Party” has the meaning set forth in Section 5.03(a).

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated on or about the date hereof, by and between Parent and the Company, as amended, modified or supplemented from time to time.

“Voting Stock” has the meaning set forth in Section 2.03.

ARTICLE II

GOVERNANCE MATTERS

Section 2.01. Charter; By-Laws. Prior to the effectiveness of the IPO Registration Statement, Parent and the Company will each take all actions that may be required to provide for the adoption by the Company of an amended and restated certificate of incorporation of the Company, substantially in the form approved by Parent in its sole discretion and attached as an exhibit to the IPO Registration Statement (the “Charter”), and amended and restated by-laws of the Company, substantially in the form approved by Parent in its sole discretion and attached as an exhibit to the IPO Registration Statement (the “By-Laws”).

Section 2.02. Board Representation. (a) The parties agree that the Company Board shall have no less than three (3) and no greater than fifteen (15) members at any given time (as determined in the sole discretion of the Company Board in accordance with the Charter and the By-Laws), and as of the Separation Date, the Company Board shall consist of seven (7) members (the “Company Directors”), each of whom shall have been designated by Parent and duly elected prior to the Separation Date. In accordance with the Charter and the By-Laws, the Company Board will consist of three (3) classes of directors and any vacancies on the Company Board, including as a result of any increase in the number of Company Directors in accordance with the Charter, the By-Laws and this Section 2.02, shall be filled by the Company Board in accordance with the Charter and the By-Laws.

Section 2.03. Exemption from Corporate Governance Rules. For so long as the Parent Group beneficially owns a majority of the total voting power of all classes of then-outstanding capital stock of the Company entitled to vote generally with respect to the election of directors (“Voting Stock”), the Company shall use reasonable best efforts to exempt itself, as applicable, from compliance with corporate governance requirements under any applicable Law or rule of any securities exchange or otherwise that relates to director independence (including in respect of requirements to have independent directors on any applicable committee of the Company Board).

ARTICLE III

MATTERS RELATED TO THE OPERATION OF THE LITHIUM BUSINESS

Section 3.01. No Restriction on Competition. Without limiting any provision of the Charter or the By-Laws, it is the explicit intent of each of the parties hereto that the provisions of this Agreement, the Separation and Distribution Agreement and the Ancillary Agreements shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by the parties hereto or the members of their respective Groups. Accordingly, each of the parties hereto acknowledges and agrees that nothing set forth in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement shall be construed to create any explicit or implied restriction or other limitation on (i) the ability of any party hereto or any member of its respective Group to engage in any business or other activity which competes with the business of any other party hereto or any members of its respective Group or (ii) the ability of any party hereto or any member of its respective Group to engage in any specific line of business or engage in any business activity in any specific geographic area.

Section 3.02. Non-Solicitation; No-Hire. Until the date that is the twelve- (12)-month anniversary of the date on which Parent and its Affiliates cease to hold a majority of the Voting Stock, none of Parent, the Company or any member of their respective Groups will, without the prior written consent of the other applicable party, either directly or indirectly, on their own behalf or in the service of or on behalf of others, solicit, aid, induce or encourage any employee of the other party or any member of its respective Group to leave his or her employment, or hire any such employee; provided that (a) following the Distribution Date, the provisions of this Section 3.02 shall not apply to any employee who was not an employee of either Group on or prior to the Distribution Date, and (b) nothing in this Section 3.02 shall restrict or preclude the rights of Parent, the Company or any member of their respective Groups from soliciting or hiring (i) any employee who responds to a general solicitation or advertisement that is not specifically targeted or focused on the employees employed by any other party’s respective Group or the engagement of search firms to engage in such searches; provided however, that the applicable party has not encouraged or advised such firm to approach any such employee; (ii) any employee whose employment has been terminated by the other party or any member of its respective Group; or (iii) any employee whose employment has been terminated by such employee after ninety (90) days from the date of termination of such employee’s employment.

Section 3.03. Additional Covenants. Without limiting any other covenants, undertakings or agreements contained in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, after the Separation Date and for so long as Parent owns at least a majority of the Voting Stock, the Company shall not, and shall not permit any member of the Lithium Group to, without Parent’s prior written consent:

(a) take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under any applicable Law, which has the effect, directly or indirectly, of restricting or limiting the ability of Parent to freely sell, transfer, assign, pledge or otherwise dispose of shares of Company Common Stock or would restrict or limit the rights of any transferee of Parent as a holder of Company Common Stock, including, without limitation, (i) adopting or thereafter amending, supplementing, restating, modifying or altering any stockholder rights plan in any manner that would result in (x) an increase in the ownership of Company Common Stock by Parent causing the rights thereunder to detach or become exercisable and/or (y) Parent and its transferees not being entitled to the same rights thereunder as other holders of Company Common Stock, or (ii) the taking of any action, or the taking of any action to recommend to the Company’s stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, Parent as a Company stockholder either (x) solely as a result of the amount of Company Common Stock owned by Parent or (y) in a manner not applicable to Company stockholders generally;

(b) to the extent that Parent is or becomes a party to any Contract (including any Contract relating to any Parent Credit Facility) or incurs any Indebtedness the terms of which, in either case, provide that certain actions or inactions of Affiliates of Parent or any member of the Parent Group (which for purposes of such Contract or Indebtedness includes any member of the Lithium Group) may result in Parent or any member of the Parent Group being in breach of or default under such Contract or Indebtedness and Parent has advised the Company of the existence, and has furnished the Company with a copy, of such Contract (or the relevant portions thereof) or of the terms (or the relevant portions thereof) of such Indebtedness, the Company will not take or fail to take, as applicable, and the Company will cause the members of the Lithium Group not to take or fail to take, as applicable, any actions that reasonably could result in Parent or any member of the Parent Group being in breach of or in default under any such Contract or Indebtedness; provided that the parties acknowledge and agree that from time to time Parent or any member of the Parent Group may in good faith (and not solely with the intention of imposing restrictions on the Company or any member of the Lithium Group pursuant to this covenant) enter into additional Contracts (or amendments to existing Contracts) or incur any Indebtedness the terms of which, in either case, provide that certain actions or inactions of Subsidiaries or Affiliates of Parent (including, for purposes of this Section 3.03(b), members of the Lithium Group) may result in Parent or a member of the Parent Group being in breach of or in default under such Contract or Indebtedness, and in such event, the Company will not thereafter take or fail to take, as applicable, and the Company will cause the members of the Lithium Group not to take or fail to take, as applicable, any actions that reasonably could result in Parent or any member of the Parent Group being in breach of or in default under any such additional Contracts (or amendments to existing Contracts) or Indebtedness (provided that Parent has notified the Company of such additional Contracts (or amendments to existing Contracts) or the terms of any such Indebtedness); provided, further that in the event that the Company or any member of the Lithium Group unknowingly takes any action, or fails to take any action, that would require the Parent’s consent hereunder, such action or inaction shall not constitute a breach of this Section 3.03(b) so long as promptly upon written notice thereof by Parent, the Company remedies or cures such breach of or default under such Contract or Indebtedness;

(c) issue any shares of the capital stock of the Company or of any member of the Lithium Group, including any Company Common Stock, or any rights, warrants or options to acquire the Company capital stock (including, without limitation, securities convertible into or exchangeable for the Company capital stock), or any other equity security of the Company, other than (i) Company Common Stock issued in connection with the IPO (including in connection with the exercise by the Underwriters of any over-allotment option) or (ii) any equity securities issued pursuant to any employee benefit or other plan approved in connection with the IPO or the other Transactions;

(d) dispose of, or agree to dispose of, any of the assets, other than sales of inventory in the ordinary course of business, held by any member of the Lithium Group with an aggregate value in excess of $5,000,000 in any one such disposition, or $25,000,000 in the aggregate;

(e) acquire, or agree to acquire, any businesses or assets for aggregate consideration in excess of $50,000,000;

(f) acquire, or agree to acquire, any equity securities, debt securities or other interest in any Person, whether by way of a purchase of stock or securities, contributions to capital, or otherwise, for aggregate consideration in excess of $25,000,000 in any such acquisition, or $50,000,000 in the aggregate;

(g) incur or make, or agree to incur or make, any capital expenditures in excess of $10,000,000, or $50,000,000 in the aggregate, other than in accordance with any capital expenditure plan set forth on Schedule 3.03(g);

(h) incur any Indebtedness, other than (i) pursuant to the Company Financing Arrangements or (ii) as would not exceed $50,000,000, in the aggregate with all other Indebtedness of the Company (excluding any Indebtedness of the Company incurred pursuant to the Company Financing Arrangements as of the Separation Date);

(i) settle, discharge or otherwise propose to settle or discharge any Action (i) for which the amount in controversy is in excess of $25,000,000, in the aggregate, (ii) that is seeking any equitable or injunctive relief or (iii) that relates to this Agreement, the Separation and Distribution Agreement, any Ancillary Agreement or the Transactions; or

(j) any action the taking of which by the Company or any member of the Lithium Group would be restricted by, or otherwise require the consent of any Person pursuant to, any Company Financing Agreement.

Section 3.04. Directors’ and Officers’ Insurance. Until the Trigger Time, each of the directors and officers of the Company and the members of the Lithium Group shall be covered under Parent’s directors’ and officers’ insurance program. The Company shall take commercially reasonable steps to secure, effective as of the Trigger Time, directors’ and officers’ insurance coverage for the directors and officers of the Company and the members of the Lithium Group that is substantially similar to the directors’ and officers’ insurance policies and programs of Parent as in effect as of the Trigger Time, subject to such adjustments to such directors’ and officers’ insurance policies and programs as the Board of Directors of the Company may determine, in its sole discretion, are appropriate for the market capitalization, revenues and other characteristics of the Lithium Business following the Separation Date.

ARTICLE IV

FINANCIAL COVENANTS AND INFORMATION RIGHTS

Section 4.01. Disclosure and Financial Controls. The Company agrees that, for so long as Parent is required to consolidate the results of operations and financial position of the Company and any other members of the Lithium Group or to account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with SEC reporting requirements) (the “Applicable Period”):

(a) The Company will, and will cause each other member of the Lithium Group to, maintain, as of and after the Separation Date, disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15; the Company will cause each of its principal executive and principal financial officers to sign and deliver certifications to the Company’s periodic reports and will include the certifications in the Company’s periodic reports, as and when required pursuant to Exchange Act Rule 13a-14 and Item 601 of Regulation S-K; the Company will cause its management to evaluate the Company’s disclosure controls and procedures and internal control over financial reporting (including any change in internal control over financial reporting) as and when required pursuant to Exchange Act Rule 13a-15; the Company will disclose in its periodic reports filed with the SEC information concerning the Company management’s responsibilities for and evaluation of the Company’s disclosure controls and procedures and internal control over financial reporting (including, without limitation, the annual management report and attestation report of the Company’s independent auditors relating to internal control over financial reporting) as and when required under Items 307 and 308 of Regulation S-K and other applicable SEC rules; and, without limiting the generality of the foregoing, the Company will, and will cause each member of the Lithium Group to, maintain as of and after the Separation Date disclosure controls and procedures that are consistent in all respects with (or more robust than) such disclosure controls and procedures of Parent as in effect as of the Separation Date, in each case except as otherwise may be consented to by Parent in its sole discretion.

(b) The Company will, and will cause each member of the Lithium Group organized in the U.S. to, maintain a fiscal year that commences and ends on the same calendar days as Parent’s fiscal year commences and ends, and to maintain monthly and quarterly accounting periods that commence and end on the same calendar days as Parent’s monthly and quarterly accounting periods commence and end. The Company will cause each member of the Lithium Group organized in any jurisdiction outside the U.S. to maintain a fiscal year that commences and ends on the same calendar days as the fiscal year of the members of the corresponding Parent Group organized in such jurisdiction outside the U.S. commences and ends, and to maintain monthly and quarterly accounting periods that commence and end on the same calendar days as the monthly and quarterly accounting periods of members of the corresponding Parent Group organized in such jurisdiction outside the U.S. commence and end.

(c) The Company and each of its Subsidiaries and Affiliates will deliver to Parent an income statement and balance sheet on a monthly basis for the Company for such period in such format and detail as Parent shall request. The Company will be responsible for reviewing its results and data and for informing Parent immediately of any post-closing adjustments that come to its attention.

(d) For each annual and quarterly accounting period after the Separation Date, the Company shall deliver to Parent, in accordance with the Financial Reporting Timeline, drafts of (A) the consolidated financial statements of the Company Group (and notes thereto) for such periods and, in the case of each quarterly period, for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal year or quarter of the Company the consolidated figures (and notes thereto) for the corresponding year or quarter, as applicable, and other periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP, and (B) a discussion and analysis by management of the Lithium Group’s financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Regulation S-K. The information set forth in (A) and (B) above is referred to in this Agreement as the “Financial Statements.” In accordance with the Financial Reporting Timeline, the Company shall deliver to Parent the final form of the applicable Financial Statements and certifications thereof by the principal executive officer and the principal financial officer of the Company in substantially the forms required under SEC rules for periodic reports and in form and substance satisfactory to Parent; provided, however, that the Company may continue to revise such Financial Statements prior to the filing thereof in order to make corrections, updates and changes which corrections, updates and changes shall (i) if substantive, be delivered by the Company to Parent as soon as practicable, and in any event not less than twenty-four (24) hours prior to the filing of such Financial Statements with the SEC and (ii) in all other cases, be delivered by the Company to Parent as soon as practicable after making any such corrections, updates or changes; provided, further, that Parent’s and the Company’s financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which the Company may consider making to its Financial Statements and related disclosures prior to any anticipated filing with the SEC, with particular focus on any changes that would have an effect upon Parent’s financial statements or related disclosures.

(e) Without limiting the Company’s obligations with respect to the Financial Statements pursuant to Section 4.01(d), each annual and quarterly accounting period after the Separation Date, the Company shall deliver to Parent, in accordance with the Financial Reporting Timeline, an income statement and balance sheet and supplemental data related to cash flows and other necessary disclosures for such applicable period in such format and detail as Parent may request.

(f) Without limiting the Company’s obligations with respect to the Financial Statements pursuant to Section 4.01(d), in accordance with the Financial Reporting Timeline, the Company will deliver to Parent, not later than fifteen (15) Business Days prior to the date Parent has notified the Company that it intends to file any applicable annual or quarterly financial statements (the “Parent Financial Statements”), any financial and other information and data with respect to the Lithium Group and its business, properties, financial position, results of operations and prospects as is reasonably requested by Parent in connection with the preparation of the applicable Parent Financial Statements and annual and quarterly reports on Form 10-K and Form 10-Q, as applicable.

(g) The Company will deliver to Parent all quarterly and annual financial statements of each Company Affiliate which is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as Financial Statements required to be delivered to Parent pursuant to Section 4.01(d).

(h) All information provided by any member of the Lithium Group to Parent or filed with the SEC pursuant to Section 4.01(c) through (g) inclusive will be consistent in terms of format and detail and otherwise with Parent’s policies with respect to the application of GAAP and practices in effect on the Separation Date with respect to the provision of such financial information by such member of the Lithium Group to Parent (and, where appropriate, as presently presented in financial reports to the Parent Board), with such changes therein as may be requested by Parent from time to time consistent with changes in such accounting principles and practices. Notwithstanding anything to the contrary in this Section 4.01, the Company will not file any applicable Financial Statements with the SEC prior to the time that Parent files the corresponding Parent Financial Statements with the SEC unless otherwise required by applicable Law.

(i) No later than ten (10) Business Days prior to the taking of any action, or the failure to take any action, or the date of occurrence of any facts or circumstances known to the Company or any member of the Lithium Group, or as soon as practicable in the event of any unplanned actions or circumstances, in each case that would be reasonably likely to give rise to an obligation of Parent or any member of the Parent Group to file with the SEC a Current Report on Form 8-K, the Company shall deliver to Parent all information and data with respect to such action, or such facts or circumstances, as Parent may reasonably request in connection with the preparation of Parent’s Current Report on Form 8-K.

Section 4.02. Information Rights. For the Applicable Period and without limiting any of the rights and obligations of the parties pursuant to Section 4.01, the Company will deliver to Parent as soon as practicable such financial and other information and data with respect to the Lithium Group and its business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by Parent. Without limiting the foregoing:

(a) the Company shall, and shall cause each member of the Lithium Group that files information with the SEC to, deliver to Parent (i) substantially final drafts, as soon as the same are prepared, of (x) all reports, notices and proxy and information statements to be sent or made available by such Lithium Group member to its respective security holders, (y) all regular, periodic and other reports to be filed or furnished under Sections 13, 14 and 15 of the Exchange Act (including reports on Forms 10-K, 10-Q and 8-K and annual reports to shareholders), and (z) all registration statements and prospectuses to be filed by the Company or any member of the Lithium Group with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses (x), (y) and (z) are referred to in this Agreement as “Company Public Documents”); and (ii) as soon as practicable, but in no event later than ten (10) Business Days (other than with respect to Form 8-Ks) prior to the earliest of the dates the same are printed, sent or filed, current drafts of all such Company Public Documents and, with respect to Form 8-Ks, as soon as practicable; provided, however, that the Company may continue to revise such Company

Public Documents prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered by the Company to Parent as soon as practicable; provided, further, that Parent and the Company financial representatives will actively consult with each other regarding any changes (whether or not substantive) which the Company may consider making to any of its Company Public Documents and related disclosures prior to any anticipated filing with the SEC, with particular focus on any changes which would have an effect upon the Parent Financial Statements or related disclosures; and

(b) the Company shall, as promptly as practicable and in accordance with the Financial Reporting Timeline, deliver to Parent copies of all annual budgets and financial projections (consistent in terms of format and detail mutually agreed upon by the parties) relating to the Company on a consolidated basis and will provide Parent an opportunity to meet with management of the Company to discuss such budgets and projections.

Section 4.03. Press Releases. For the Applicable Period, the Company and Parent will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and will give each other the opportunity to review the information therein relating to the Lithium Group and to comment thereon. Parent and the Company will make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date. Parent and the Company shall coordinate the timing of their respective earnings release conference calls such that the Company shall be permitted to hold such calls prior to those of Parent. No later than 72 hours prior to the time and date that a party intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, such party will deliver to the other party copies of substantially final drafts of all related press releases and other statements to be made available by any member of that party’s Group to employees of any member of that party’s Group (other than, for the avoidance of doubt, employees participating in the preparation or review thereof) or to the public concerning any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of any Lithium Group member. In addition, prior to the issuance of any such press release or public statement that meets the criteria set forth in the preceding two sentences, the issuing party will consult with the other party regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts. Immediately following the issuance thereof, the issuing party will deliver to the other party copies of final versions of all press releases and other public statements. For the Applicable Period, the Company shall consult with Parent prior to issuing any press releases or otherwise making public statements with respect to the Transactions and prior to making any filings with any Governmental Authority with respect thereto.

Section 4.04. Cooperation on Parent Filings. For the Applicable Period, the Company will cooperate fully, and cause the Company Auditors to cooperate fully, with Parent to the extent requested by Parent in the preparation of Parent’s public earnings or other press releases, quarterly reports on Form 10-Q, annual reports to shareholders, annual reports on Form 10-K, any current reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Parent with the SEC, any national securities exchange or otherwise made publicly available (collectively, the “Parent Public Filings”). The Company agrees to provide to Parent all information that Parent reasonably requests in connection with any Parent Public Filings or that, in the judgment of Parent, is required to be disclosed or incorporated by reference therein under any Law, rule or regulation. The Company will provide such information in a timely manner on the dates requested by Parent (which may be earlier than the dates on which the Company otherwise would be required hereunder to have such information available) to enable Parent to prepare, print and release all Parent Public Filings on such dates as Parent may reasonably determine but in no event later than as required by applicable Law. The Company will use its commercially reasonable efforts to cause the Company Auditors to consent to any reference to them as experts in any Parent Public Filings required under any Law, rule or regulation. If and to the extent requested by Parent, the Company will diligently and promptly review all drafts of such Parent Public Filings and prepare in a diligent and timely fashion any portion of such Parent Public Filing pertaining to the Company. Unless required by Law, rule or regulation, the Company will not publicly release any financial or other information which conflicts with the information with respect to the Company or any member of the Lithium Group or the Lithium Business that is included in any Parent Public Filing without Parent’s prior written consent. Prior to the release or filing thereof, Parent will provide the Company with a draft of any portion of a Parent Public Filing containing information relating to the Lithium Group and will give the Company an opportunity to review such information and comment thereon; provided that Parent will determine in its sole and absolute discretion the final form and content of all Parent Public Filings.

Section 4.05. Auditors and Audits; Annual Statements and Accounting. For the Applicable Period (provided that the Company’s obligations pursuant to Section 4.05(d) and Section 4.05(e) shall continue beyond the Applicable Period to the extent any amendments to, or restatements or modifications of, Parent Public Filings are necessary with respect to the Applicable Period):

(a) Unless required by Law, the Company will not select a different accounting firm than KPMG (or its affiliate accounting firms) (unless so directed by Parent in accordance with a change by Parent in its accounting firm) to serve as its (and the Company Affiliates’) independent certified public accountants (“Company Auditors”) without Parent’s prior written consent; provided, however, that, to the extent any such Company Affiliates are currently using a different accounting firm to serve as their independent certified public accountants, such Company Affiliates may continue to use such accounting firm provided such accounting firm is reasonably satisfactory to Parent.

(b) The Company will use its reasonable best efforts to enable the Company Auditors to complete their audit or review (in the case of Parent’s quarterly financial statements) such that they will date their opinion or review on the applicable Financial Statements on the same date that Parent’s independent certified public accountants (“Parent Auditors”) date their opinion or review on the corresponding Parent Financial Statements, and to enable Parent to meet its timetable for the printing, filing and public dissemination of any Parent Financial Statements, all in accordance with Section 4.01 hereof and as required by applicable Law.

(c) The Company shall provide to Parent on a timely basis all information reasonably required by Parent to meet Parent’s schedule for the preparation, printing, filing, and public dissemination of the Parent Financial Statements in accordance with Section 4.01 hereof and as required by applicable Law. Without limiting the generality of the foregoing, the Company will provide all required financial information with respect to the Lithium Group to the Company Auditors in a sufficient and reasonable time and in sufficient detail to permit the Company Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Parent Auditors with respect to information to be included or contained in the Parent Financial Statements.

(d) The Company will authorize the Company Auditors to make available to the Parent Auditors both the personnel who performed, or are performing, the annual audit and quarterly reviews of the Company and work papers related to the annual audit and quarterly reviews of the Company, in all cases within a reasonable time prior to the Company Auditors’ opinion date, so that the Parent Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to the Parent Auditors’ report on Parent’s statements, all within sufficient time to enable Parent to meet its timetable for the printing, filing and public dissemination of the Parent Financial Statements.

(e) At Parent’s request, the Company will provide the Parent Auditors with access to the books and records of the Company and the members of the Lithium Group so that Parent may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement as well as relating to the internal accounting controls and operations of the Lithium Group, including in the event Parent determines in good faith that there may be some inaccuracy in any financial statements of the Company or any member of the Lithium Group provided to Parent pursuant to this Agreement or any deficiency in the internal accounting controls or operations of the Company or any member of the Lithium Group that could materially impact the Parent Financial Statements.

(f) The Company will give Parent as much prior notice as reasonably practicable of, and consult with Parent and, at Parent’s request, the Parent Auditors concerning, any proposed determination of, or any significant change in, the Company’s accounting estimates from those in effect on the Separation Date. The Company will not make any such determination or change without Parent’s prior written consent if such a determination or change would be sufficiently material to be required to be disclosed in the Company’s or Parent’s financial statements as filed with the SEC or otherwise publicly disclosed therein. Notwithstanding the foregoing, the Company shall make any changes in its accounting estimates that are requested by Parent in order for the Company’s accounting estimates to be consistent with those of Parent.

(g) The Company shall not, without Parent’s prior written consent, make, or cause to be made, any modification or change to the accounting practices or principles of the Company as in effect as of the Separation Date; provided that the Company shall make any changes in its accounting practices or principles that are requested by Parent in order for the Company’s accounting practices and principles to be consistent with those of Parent.

(h) The Company will report in reasonable detail to Parent the following events or circumstances promptly after any executive officer of the Company or any member of the Company Board becomes aware of such matter: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; (C) any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act; and (D) any report of a material violation of Law that an attorney representing any Lithium Group member has formally made to any officers or directors of the Company pursuant to the SEC’s attorney conduct rules (17 C.F.R. Part 205).

ARTICLE V

ADDITIONAL TERMS

Section 5.01. Applicability of Rights in the Event of an Acquisition of the Company. In the event the Company merges into, consolidates, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person (other than Parent), pursuant to a transaction or series of related transactions in which Parent or any member of the Parent Group receives equity securities of such Person (or of any Affiliate of such Person) in exchange for Company Common Stock held by Parent or any member of the Parent Group, all of the rights of Parent set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by Parent pursuant to such transaction or series of related transactions (it being understood that all other provisions of this Agreement will apply to the Company notwithstanding this Article V). The Company agrees that, without the consent of Parent, it will not enter into any Contract which will have the effect set forth in the first clause of the preceding sentence, unless such Person agrees to be bound by the foregoing provision.

Section 5.02. Termination. This Agreement shall be effective as of the Separation Date and shall continue in full force and effect until the earliest of (a) the date on which the parties hereto mutually agree in writing to terminate this Agreement and (b) the date on which all of the rights of Parent (or any Parent Transferee) pursuant to this Agreement shall have expired in accordance with the terms hereof. Notwithstanding the foregoing sentence, any breach of any of the terms of this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, and shall continue to be in full force and effect to the extent thereof for the applicable statute of limitations.

Section 5.03. Confidentiality. (a) Subject to Section 5.03(b), each of Parent and the Company (each, a “Receiving Party”), on behalf of itself and each Person in its respective Group, agree (x) to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold in strict confidence, with at least the same degree of care that applies to the confidential and proprietary information of Parent pursuant to policies in effect as of the Separation Date, all Information furnished pursuant to this Agreement by any party hereto or the members of its respective Group (such party, the “Disclosing Party”) to any Receiving Party or that is otherwise accessible to, in the possession of, or furnished to the Receiving Party’s respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise and (y) not to use any such Information for any purpose other than in accordance with this Agreement, including for the purpose of trading in any securities of the Company or otherwise, except, in each case, to the extent that such Information (i) is or becomes part of the public domain through no breach of this Agreement by the Receiving Party or any member of its Group, its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) was independently developed following the Separation Date by employees or agents of the Receiving Party or any Person in its respective Group, its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives who have not accessed or otherwise received the applicable Information (provided that such independent development can be demonstrated by competent, contemporaneous written records of the Receiving Party or any Person in its respective Group), or (iii) becomes available to the Receiving Party or any Person in its respective Group following the Separation Date on a non-confidential basis from a third party who is not bound directly or indirectly by a duty of confidentiality to the Disclosing Party.

(b) In the event that the Receiving Party or any Person in its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable Law (including the rules and regulations of the SEC or any national securities exchange) or receives any request or demand from any Governmental Authority to disclose or provide Information of the Disclosing Party (or any Person in the Disclosing Party’s Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of such other party in seeking any reasonable protective arrangements (including by seeking confidential treatment of such Information) requested by such other party. Subject to the foregoing, the Person that received such a request or determined that it is required to disclose Information may thereafter disclose or provide Information to the extent required by such Law (as so advised by counsel) or requested or required by such Governmental Authority; provided, however, that such Person provides the other party, to the extent legally permissible, upon request with a copy of the Information so disclosed.

(c) Upon the written request of a party, the other party shall promptly destroy any copies of such confidential or proprietary Information (including any extracts therefrom) specifically identified by the requesting party to be destroyed. Upon the written request of such requesting party, the other party shall cause one of its duly authorized officers to certify in writing to such requesting party that the requirements of the preceding sentence have been satisfied in full.

(d) Notwithstanding the foregoing, no provision of this Agreement, including this Section 5.03, shall be interpreted or construed to in any manner limit or restrict the ability of Parent to disclose any Information concerning the Company or the members of the Lithium Group or the Lithium Business, including Information in Parent’s possession or which Parent is entitled to receive or have access to pursuant to the terms of this Agreement, to any third party in connection with (i) any potential transaction between Parent and such third party with respect to Parent’s equity ownership of the Company (whether structured as a merger, sale or transfer of equity securities, sale of assets or otherwise) or (ii) a potential transaction with respect to Parent and such third party (whether structured as a merger, sale or transfer of equity securities, sale of assets or otherwise) (any such transaction described in (i) or (ii), a “Parent Transaction”), or to use such Information described herein in connection with any Parent Transaction, in each case subject to a customary confidentiality agreement between Parent and such third party in respect of such Parent Transaction.

Section 5.04. Transfer of Parent’s Rights. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Ancillary Agreement, Parent may transfer all or any portion of its rights under this Agreement to a transferee of any Company Common Stock from any member of the Parent Group (a “Parent Transferee”) holding at least 10% of the Voting Stock. Parent shall give written notice to the Company of its transfer of rights under this Section 5.04 no later than thirty (30) days after Parent enters into a binding agreement for such transfer of rights. Such notice shall state the name and address of the Parent Transferee and identify the amount of Voting Stock transferred and the scope of rights being transferred under this Section 5.04. In connection with any such transfer, the term “Parent” as used in this Agreement shall, where appropriate to give effect to the assignment of rights and obligations hereunder to such Parent Transferee, be deemed to refer to such Parent Transferee. Parent and any Parent Transferee may exercise the rights under this Agreement in such priority, as among themselves, as they shall agree upon among themselves, and the Company shall observe any such agreement of which it shall have notice as provided above.

Section 5.05. Interpretation; Incorporation of Terms by Reference. This Agreement is an “Ancillary Agreement” as such term is defined in the Separation and Distribution Agreement and shall be interpreted in accordance with the terms of the Separation and Distribution Agreement in all respects; provided that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Separation and Distribution Agreement in respect of the subject matter of this Agreement, the terms of this Agreement shall control in all respects. Sections 9.03, 9.04, 9.05, 9.06, 9.07 (other than 9.07(d)), 9.08, 9.09 (without limiting Section 5.04 in any respect), 9.10, 9.11, 9.12, 9.13, 9.15, 9.16 and 9.17 (subject to the immediately preceding sentence) of the Separation and Distribution Agreement shall each be incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Shareholders’ Agreement to be executed by their duly authorized representatives.

FMC CORPORATION

By:
Name:
Title:

LIVENT CORPORATION

By:
Name:
Title:

16